SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SAIC, Inc.

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Subject: Encouraging All SAIC Employee Stockholders To Vote

The proposal regarding the annual election of directors which is being presented at this year’s annual SAIC stockholders meeting requires a higher percentage of stockholder participation than in the past. There have been a series of reminders about voting. Employee stockholders who have not yet voted will receive an email reminder tomorrow morning.

As a manager, you are also an important part of getting the vote out. Please encourage your employee owners to vote their SAIC shares if they have not already done so.

Every employee owner’s vote is important and will help ensure that we have sufficient shares represented in person or by proxy to establish a quorum for the meeting. Regardless of the number of shares an employee owns, it is important that they are represented and voted at the Annual Meeting of Stockholders on June 8, 2007 at 1 p.m. ET in the SAIC Conference Center in McLean. More information on the Annual Meeting of Stockholders is available on ISSAIC:

https://issaic.saic.com/eon/financials/annualmeeting.html

Attached is a sample message you can send to your employees about voting, proposal II and the proxy statement. The sample message was required to be filed with the SEC. Therefore, you may not make any changes to the text. The deadline for casting proxies via the internet is Thursday June 7 at 11:59 p.m. ET. I encourage you to convey this message as soon as possible and reinforce it in your communications and meetings with staff between now and June 7.

If any employee inadvertently deleted, lost or misplaced their electronic proxy from SAIC, Inc. (www.proxyvote.com), SAIC Investor and Employee Owner Relations can arrange for a duplicate to be emailed to them. Employees may contact them at 1-800-303-5471, Monday - Friday from 8 a.m. - 5 p.m. PT.

Thank you for your support in getting out the employee vote for SAIC’s 2007 Annual Meeting of Stockholders.

Arnold L. Punaro

Executive Vice President

General Manager, Washington Operations

(V) 703.676.4190

(F) 703.676.6344

Attention SAIC Employee Stockholders: Deadline Approaching to Vote Your SAIC Stock

SAIC’s 2007 Annual Meeting of Stockholders will occur on June 8 and stockholders of record as of April 10, 2007 are being asked to vote on a number of important matters at this meeting, among them Proposal II regarding the annual election of directors (http://www.saic.com/shareholder/news/prop2.html). I want to urge every SAIC employee stockholder to review the proxy materials and cast your vote today on all proposals and nominees presented by the Board. If you already voted, please encourage your teammates who own stock to vote their shares.

To make it easy to vote your SAIC shares, all employee stockholders of record received at least one, if not several email message from SAIC, Inc. (proxyvote.com) with their unique Control Number, a link to www.proxyvote.com as well as a link to the proxy statement. To vote, click on the link in the email and use your PIN number which is the last 4 digits of your Social Security Number. Details on how to vote are described on page 3 of the proxy statement.

Your vote is important and will help ensure that we have sufficient shares represented in person or by proxy to establish a quorum for the meeting. Regardless of the number of shares you own, it is important that they are represented and voted at the annual meeting.

I encourage you to vote your shares today and listen to the 2007 Annual Meeting of Stockholders on June 8 at 1 p.m. ET / 10 a.m. PT live via webcast at saic.com on the Investor Relations home page:

http://investors.saic.com/

If you have any questions, please contact SAIC Investor & Employee Owner Relations at 1-800-303-5471. Thank you.

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